Exhibit 99.3

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto for the period from inception (March 31, 2025) through December 31, 2025, included elsewhere in this filing. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties.

March GL Company (the “Company,” “we,” “us,” or “our”) was incorporated in the State of Texas on March 31, 2025. The Company is an early-stage oil and gas exploration company headquartered in Denver, Colorado. We were formed to pursue exploration opportunities in frontier hydrocarbon basins, with an initial and exclusive focus on the Jameson Land Basin in East Greenland.

We hold the contractual right to earn up to a 70% working interest in three onshore exploration licenses covering over 2,000,000 acres in the Jameson Land Basin through our Exploration and Participation Agreement (the “80 Mile Agreement”) with 80 Mile PLC and its wholly owned subsidiary, White Flame Energy A/S. The Jameson Land Basin is one of the most significant undrilled onshore hydrocarbon basins in the Arctic. According to an independent resource estimate prepared by Sproule ERCE, the licenses hold gross un-risked prospective recoverable resources of up to 13 billion barrels of oil (3U estimate). These estimates are inherently uncertain and relate to undiscovered accumulations; they are not classified as proved or probable reserves under SEC rules and should not be interpreted as such.

As of December 31, 2025, we are a development-stage enterprise. We have not commenced drilling operations and have generated no revenues. All operating activities since inception reflect exploration planning, geological evaluation, logistics preparation, and organizational and compliance costs incurred in anticipation of our planned drilling program.

Business Combination

On September 9, 2025, we entered into an Agreement and Plan of Merger (the “Business Combination Agreement”) by and among Pelican Holdco, Inc. (“PubCo”), Pelican Acquisition Corporation, a Cayman Islands exempted company listed on the Nasdaq Stock Market under the ticker symbol “PELI” (“SPAC”), Greenland Exploration Limited, the Company, and certain merger subsidiaries of PubCo.

The Business Combination was approved by Pelican shareholders at an extraordinary general meeting held on March 19, 2026, and was successfully completed on March 25, 2026. Pursuant to the Business Combination Agreement, the following transactions were consummated:

●	March GL Merger Sub, Inc., a wholly owned subsidiary of PubCo, merged with and into March GL Company, with the Company surviving as a wholly owned subsidiary of PubCo.

●	PubCo was renamed Greenland Energy Company, and its common stock commenced trading on the Nasdaq Stock Market under the ticker symbol “GLND” on March 26, 2026.

●	Existing March GL shareholders received, in the aggregate, 20,000,000 shares of Greenland Energy Company common stock as merger consideration.

●	Existing Greenland Exploration Limited shareholders received an aggregate of 1,500,000 shares of Greenland Energy Company common stock.

●	Pelican shareholders received one share of Greenland Energy Company common stock for each share of Pelican common stock held (after redemptions).

The implied enterprise valuation of Greenland Energy Company at the time of closing was approximately $215 million. Leadership of the combined company is led by Larry G. Swets, Jr. as Executive Chairman and Robert Price as Chief Executive Officer, with representation from each of the predecessor entities.

Proceeds from the Business Combination are being used to fund the Company’s initial exploration and drilling program in the Jameson Land Basin, including the planned drilling of three exploratory wells (OPW-1, OPW-6, and OPW-9). Field activity is progressing rapidly following the closing. The Government of Greenland has approved the mobilization and sealift landing of heavy equipment, including a D9 bulldozer, trucks, excavators, loaders, generators, and housing units. Once offloaded, this equipment will be used to build a three-mile road to the drilling site. Greenland Energy has secured Arctic logistics support with Desagnes Transarktik Inc., drilling services with Halliburton, and has engaged IPT Well Solutions as project manager. A 3,500-meter-capable drilling rig has been mobilized through a leading shipping company.

Exploration Licenses and Earn-In Structure

The Company holds its interest in the Jameson Land Basin through a drill-to-earn arrangement governed by the Farm-Out Agreement with 80 Mile PLC and White Flame Energy A/S (collectively, “80 Mile”). The licenses are held as Exclusive Exploration Licenses granted by the Government of Greenland. The earn-in structure is as follows:

Phase	Obligation	Result
Starting Position	None	White Flame Energy A/S holds 100% working interest; March GL holds 0%
Phase I	Fund and complete First Well (OPW-1); estimated cost ~$40 million	March GL earns 50% working interest in the entire licensed area
Phase II	Fund and complete Second Well (OPW-6); estimated cost ~$20 million	March GL’s interest increases to 70% (permanent); White Flame retains 30%

Importantly, the earn-in is based on the completion of the drilling obligations, not on commercial success. The working interest is earned even if a well results in a dry hole. As of December 31, 2025, no drilling operations have commenced and no working interest has been earned.

Key Factors Affecting Our Performance

Because we are a development-stage company with no revenue or production, our near-term performance will be driven primarily by our ability to advance exploration activities and access capital. Key factors include:

●	Exploration and Drilling Results. The discovery of commercial quantities of hydrocarbons through our planned drilling program will be the primary driver of long-term value creation. Drilling results are inherently uncertain.

●	Capital Availability. Exploration and development activities in frontier Arctic basins require substantial capital. The completion of the Business Combination on March 25, 2026 has provided initial access to public capital markets; however, our ability to access additional capital on acceptable terms will continue to influence the pace and scale of our exploration program.

●	Commodity Prices. Although we have no current production, sustained periods of low oil and natural gas prices could make future development uneconomic, reduce investor appetite for frontier exploration projects, and impair our ability to raise capital.

●	Regulatory Environment. Our operations are subject to the Greenlandic government’s exploration licensing requirements, environmental standards, and permitting processes. Delays in obtaining required permits could materially affect our drilling timeline.

●	Geological and Technical Uncertainty. The Jameson Land Basin has limited modern seismic data and no prior well control. Our ability to accurately interpret subsurface structures and identify drillable targets is critical.

●	Operating and Administrative Costs. While currently limited relative to anticipated drilling expenditures, overhead costs will increase materially as we commence field operations.

Market Conditions

The oil and gas industry is cyclical and significantly affected by commodity price volatility, global supply and demand dynamics, geopolitical events, and macroeconomic conditions. Prices for crude oil, natural gas, and natural gas liquids have historically been volatile and are expected to remain so. These fluctuations are driven by factors largely outside our control, including OPEC+ production decisions, global economic growth rates, the pace of the energy transition, U.S. and international sanctions regimes, and geopolitical developments in major producing regions.

Although we are not currently producing hydrocarbons, market conditions nonetheless materially affect our business in several ways:

●	Impact of Low Commodity Prices. Sustained periods of low oil and natural gas prices could make it uneconomic to develop any future discoveries we may make in the Jameson Land Basin, reduce investor appetite for frontier exploration projects of the type we are pursuing, and impair our ability to raise the capital necessary to fund our drilling obligations and ongoing operations.

●	Impact of High Commodity Prices. A sustained high commodity price environment, while potentially improving the economics of any future discovery, may also increase drilling costs, tighten the availability of oilfield services and equipment, and create supply chain and logistics constraints that could increase the cost and complexity of our planned exploration program.

●	Geopolitical and Arctic Energy Dynamics. Greenland occupies a strategically significant position in the global energy landscape. Heightened attention to Arctic energy security and the role of Greenland’s resources in the context of U.S. and allied energy policy may create both opportunity and increased regulatory or geopolitical scrutiny for companies operating in the region.

●	Investor Sentiment Toward Frontier Exploration. Capital flows into frontier and early-stage exploration companies are highly sensitive to broader commodity markets and investor risk appetite. Periods of market stress or sustained low prices may make it more difficult to attract the equity or partnership capital we require to advance our program.

We do not currently utilize derivative instruments to hedge commodity price exposure, as we have no production. We may consider implementing hedging strategies in the future if and when we commence production and have proved reserves to protect. There can be no assurance that hedging instruments will be available on acceptable terms or that any hedging program we may implement will be effective in mitigating commodity price risk.

Results of Operations

The following discussion covers the period from inception (March 31, 2025) through December 31, 2025 (the “Inception Period”). As this is the Company’s first fiscal period, there are no comparative prior-period results.

Key Operating Metrics

March GL is an exploration-stage energy company with no current production, proved reserves, or established revenue streams. As such, we do not presently rely on traditional operating metrics, such as daily production volumes, lifting costs, reserve replacement ratios, or production efficiency, that are commonly utilized by producing oil and gas companies. Until commercial operations commence, our performance will be measured primarily through the progress and results of our exploration activities.

Key indicators that management expects to monitor include: (i) the number of exploration wells drilled, completed, and evaluated within budgeted cost and schedule parameters; (ii) the percentage of wells meeting predefined geological and technical success criteria as outlined in our exploration program; and (iii) total capital deployed on exploration relative to our approved capital budget. These measures provide management with a framework to assess operational execution, capital efficiency, and the degree of de-risking achieved across our acreage position in the Jameson Land Basin. Upon the establishment of production and reserves, we anticipate that additional metrics—such as production volumes, development costs per barrel, and reserve growth—will become relevant measures of operating performance.

Revenues

We did not generate any revenues during the Inception Period. We are an exploration-stage enterprise and have not commenced drilling or production operations. We do not expect to generate revenues unless and until a commercial hydrocarbon discovery is made and developed, which may not occur for several years, if at all.

Operating Expenses

Total operating expenses for the Inception Period were $4,279,487. The Company expenses all costs incurred prior to the commencement of drilling operations and the establishment of a working interest in proved or unproved properties, in accordance with its accounting policy for exploration and evaluation expenditures.

Operating expenses during the Inception Period consisted primarily of:

●	Geological, geophysical, and technical evaluation costs, including early-stage data acquisition and license maintenance fees associated with the Jameson Land Basin;

●	Logistics and planning expenditures, including costs incurred under the Exploration and Participation Agreement with 80 Mile PLC prior to the commencement of drilling, non-cancellable project management agreements with Halliburton and IPT Well Solutions, and an Arctic sealift services agreement with Desagnes Transarktik Inc.;

●	General and administrative expenses, including management services fees, professional fees (legal, accounting, and consulting), and costs associated with establishing the Company’s corporate structure and preparing for the Business Combination; and

●	Transaction-related and regulatory compliance costs associated with the proposed Business Combination and Greenland licensing requirements.

The following table summarizes our results of operations for the Inception Period:

Period from Inception (March 31, 2025) through December 31, 2025
Revenue	$—
Total Operating Expenses	$(4,279,487)
Net Loss Before Income Taxes	$(4,279,487)
Income Tax Expense	—
Net Loss	$(4,279,487)
Net Loss Per Share – Basic and Diluted	$(41.40)
Weighted Average Shares Outstanding	69,438

Income Taxes

No provision for federal or state income taxes was recorded during the Inception Period. The Company incurred a net operating loss of approximately $4,279,000, resulting in a deferred tax asset of approximately $899,000 at the statutory corporate income tax rate. A full valuation allowance of approximately $899,000 has been recorded against the deferred tax asset, as management has determined that it is more likely than not that the asset will not be realized given the Company’s limited operating history and cumulative losses. Accordingly, the net deferred tax asset as of December 31, 2025 is $0.

Liquidity and Capital Resources

Our primary sources of liquidity since inception have been proceeds from private placements of our common stock. We have not generated any cash from operations and do not expect to do so until, if ever, we discover and develop commercial hydrocarbon resources.

As of December 31, 2025, we had cash and cash equivalents of $231,058, total assets of $1,671,928, and total stockholders’ equity of $1,273,133. Total assets consisted primarily of prepaid shipping fees of $1,194,883, deposits on equipment of $150,000, prepaid management fees of $68,487, prepaid expenses of $27,500, and cash of $231,058. Since inception, we have financed our operations through the issuance of 103,360 shares of common stock for gross proceeds of $5,552,620 ($5,462,620 net of the outstanding subscription receivable of $90,000). As of December 31, 2025, accounts payable of $398,795 represented our only outstanding liability, resulting in total liabilities of $398,795.

Subsequent to December 31, 2025, we completed an additional private placement of common stock, issuing 5,040 shares for gross proceeds of approximately $291,323.

Subsequent to December 31, 2025, the Business Combination was completed on March 25, 2026. The net proceeds from the Business Combination, together with the Company’s existing cash resources, are expected to fund a significant portion of our initial exploration and drilling program in the Jameson Land Basin. However, our longer-term capital requirements will be substantial, and we may need to seek additional capital through equity offerings, strategic partnerships, joint ventures, or other financing arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all.

Cash Flow Summary

The following table summarizes our cash flows for the Inception Period:

Period from Inception (March 31, 2025) through December 31, 2025
Net cash used in operating activities	$(5,321,562)
Net cash used in investing activities	—
Net cash provided by financing activities	$5,552,620
Net Increase in Cash	$231,058
Cash – Beginning of Period	—
Cash – End of Period	$231,058

Operating Activities

Net cash used in operating activities was $5,321,562 for the Inception Period, consisting of the net loss of $4,279,487 and net increases in working capital of $1,042,075. Working capital changes reflected (i) payments of prepaid shipping fees of $1,194,883 (related to the Arctic sealift agreement with Desagnes Transarktik Inc.), (ii) prepaid management fees of $68,487, (iii) prepaid expenses of $27,500, and (iv) equipment deposits of $150,000, partially offset by (v) an increase in accounts payable of $398,795.

Investing Activities

We had no investing activities during the Inception Period. As of December 31, 2025, we have not initiated drilling, acquired proved or unproved oil and gas properties, or completed any capital asset transactions.

Financing Activities

Net cash provided by financing activities was $5,552,620, consisting entirely of proceeds from the private placement issuances of our common stock during the Inception Period.

Capital Resources and Outlook

We are an exploration-stage company with no revenues, no proved reserves, and no operating cash flows. Our future capital requirements will be significant and will depend on:

●	The deployment of proceeds from the Business Combination, which was completed on March 25, 2026;

●	The results of our initial exploratory wells (OPW-1, OPW-6, and OPW-9);

●	Regulatory timelines and permit approvals from Greenlandic authorities;

●	Prevailing commodity prices and their effect on the economics of frontier development; and

●	The pace of development activities and any required appraisal drilling following a discovery.

The Phase I well (OPW-1) is estimated to cost approximately $40 million, and the Phase II well (OPW-6) is estimated to cost approximately $20 million. These costs will require capital well in excess of our current resources. We expect to seek additional capital through equity offerings, strategic partnerships, joint ventures, or other financing arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all.

Commitments and Contingencies

Exploration and Participation Agreement (80 Mile Agreement)

The Company has entered into an Exploration and Participation Agreement with 80 Mile PLC pursuant to which the Company has committed to fund two exploration wells in the Jameson Land Basin. Failure to meet the drilling milestones within the agreed-upon timeframe could result in the forfeiture of the Company’s right to earn the working interest. As of December 31, 2025, no drilling has commenced and no working interest has been earned.

Arctic Sealift Services Agreement

In July 2025, the Company entered into a booking and cancellation agreement with Desagnes Transarktik Inc. for Arctic sealift services. The Company made an initial deposit of approximately CAD $1.19 million (reflected as prepaid shipping fees of $1,194,883 on the balance sheet). Under the terms of the agreement, this deposit may be applied as a credit toward a 2026 voyage to the Jameson Land Basin. If a voyage does not occur during the 2026 shipping season, the deposit will be forfeited as full settlement of the 2025 cancellation, representing a potential loss contingency of approximately $1.2 million.

Service Contracts

The Company has executed project management agreements with Halliburton Energy Services, Inc. and IPT Well Solutions for drilling, engineering, logistics, and field operations support. The Halliburton consulting work order totals approximately $0.4 million for project planning and technical services. These contracts include non-cancellable provisions for the delivery of technical services, equipment mobilization, and exploration planning.

Environmental and Regulatory Obligations

The Company’s planned operations in Greenland are subject to extensive environmental reviews, regulatory approvals, and permitting requirements imposed by Greenlandic authorities. No asset retirement obligations have been recognized as of December 31, 2025, as drilling activities have not yet commenced. The Company will recognize such obligations in accordance with ASC 410 once estimable liabilities can be determined.

Future Liquidity Outlook

We expect that our existing cash resources, together with the net proceeds from this offering, will be sufficient to meet our operating needs, including geological and geophysical expenditures, license fees, permitting costs, and general administrative expenses, for at least the next twelve months.

Because we are an exploration-stage company with no current production or revenues, our future liquidity will depend primarily on the timing and amount of funds raised through equity offerings or other external financing. Over the longer term, our liquidity will also depend on the success of our planned exploration and drilling program, future commodity price realizations if commercial discoveries are made, and our ability to access capital markets to fund drilling and development activities.

Sustained changes in commodity prices, delays in drilling, or increased operating costs may influence our cash flow requirements and could require us to adjust our capital allocation priorities, including the pace of exploration activities or the timing of capital expenditures.

Quantitative and Qualitative Disclosures About Market Risk

We are an exploration-stage company with no revenues, no proved reserves, and limited operating history. Our exposure to market risks is currently minimal and relates primarily to the following:

Commodity Price Risk

Because we have not commenced production and do not hold proved or probable reserves, we have no direct exposure to crude oil or natural gas price fluctuations at this time. However, sustained changes in global commodity prices could adversely influence future capital availability, the economics of any potential development, and investor sentiment toward frontier hydrocarbon projects. We do not currently use derivative instruments to hedge commodity price risk.

Foreign Currency Risk

Certain expenditures, including consulting services and logistics costs associated with our Greenland exploration program, are denominated in Canadian dollars and Danish kroner. Because our functional currency is the U.S. dollar, fluctuations in foreign exchange rates could affect the U.S. dollar-equivalent cost of those expenditures. We monitor exchange rate movements but do not currently utilize currency-hedging instruments, given the limited volume of foreign-currency transactions to date.

Interest Rate Risk

Our cash balances are maintained in highly liquid accounts with major financial institutions. We have no outstanding debt obligations and, accordingly, are not exposed to interest rate risk related to borrowings.

Inflation Risk

Rising inflation in Canada, Denmark, or the United States could increase costs associated with technical services, transportation, and Arctic logistics. Because most of our current contracts are short-term in nature, our current exposure is limited; however, sustained inflation could increase future exploration and development costs.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with U.S. GAAP. The preparation of these statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, and expenses. Because we are in the early stage of operations, our most significant accounting judgments relate to the following:

Exploration and Development Cost Recognition

The Company expenses all costs incurred prior to the commencement of drilling operations and the acquisition of a legally enforceable interest in proved or unproved properties. This policy requires management to assess whether costs result in the acquisition of a tangible or legally enforceable interest. The determination that no such interest had been earned as of December 31, 2025 is critical to the recognition of $4,279,487 in operating expenses during the Inception Period.

Going Concern Assessment

The preparation of the financial statements on a going concern basis requires management to assess the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. This assessment involved significant judgment regarding the probability of completing the Business Combination (which was subsequently consummated on March 25, 2026), obtaining additional financing, and meeting planned exploration milestones. Adverse outcomes in any of these areas could materially affect the Company’s ability to continue operations.

Prepaid Expense Amortization

Management makes judgments regarding the timing and method of amortizing prepaid expenses, including prepaid management fees, prepaid consulting services, and prepaid shipping fees. These estimates affect the timing of expense recognition and the carrying value of prepaid assets on the balance sheet. As of December 31, 2025, total prepaid assets were $1,290,870.

Income Tax Valuation Allowance

Management applies significant judgment in assessing whether it is more likely than not that deferred tax assets will be realized. Based on the Company’s limited operating history, cumulative losses, and the absence of a reliable source of future taxable income, a full valuation allowance of approximately $899,000 has been recorded against the Company’s net operating loss carryforward of approximately $4,279,000.

Recent Accounting Pronouncements

ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (issued November 2023) requires additional annual and interim disclosures of significant segment expenses regularly provided to the chief operating decision maker. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company currently operates as a single reportable segment and does not expect the adoption to have a material impact on its financial statements, though it may expand segment disclosures.

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (issued December 2023) enhances annual disclosures related to the rate reconciliation and disaggregation of income taxes paid. The standard is effective for annual periods beginning after December 15, 2024. The Company does not expect a material impact on its financial statements other than expanded disclosures.

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (issued November 2024, as clarified by ASU 2025-01) requires specified disaggregations of expense line items and a definition and disclosure of selling expenses. The guidance is effective for public business entities for fiscal years beginning after December 15, 2026. The Company is evaluating the impact and expects the effect to be limited to enhanced disclosures.

ASU 2023-05 (ASC 805-60) requires a newly formed joint venture to recognize and initially measure its assets and liabilities at fair value on the formation date. The guidance is effective prospectively for joint ventures formed on or after January 1, 2025. The Company does not expect an impact unless a joint venture is formed in a future period.

SEC Final Rule on Climate-Related Disclosures (adopted March 6, 2024, subject to a stay issued April 4, 2024 pending judicial review): The rule would require registrants to disclose certain climate-related information in registration statements and annual reports. The Company is currently evaluating the potential impact on its financial statements and related disclosures.

Subsequent Events

The Company has evaluated subsequent events through the date these financial statements were available to be issued. The following material subsequent events have been identified:

Completion of Business Combination

On March 25, 2026, the Company successfully completed its previously announced Business Combination. The Business Combination was approved by shareholders of Pelican Acquisition Corporation at an extraordinary general meeting held on March 19, 2026. The transaction was structured as a series of mergers pursuant to which Pelican Acquisition Corporation, Greenland Exploration Limited, and March GL Company each merged with subsidiaries of Pelican Holdco, Inc., a newly formed Texas corporation subsequently renamed Greenland Energy Company.

The key terms of the completed transaction are as follows:

●	March GL Company merged into a wholly owned subsidiary of Greenland Energy Company and became a wholly owned subsidiary of the combined public company.

●	March GL shareholders received an aggregate of 20,000,000 shares of Greenland Energy Company common stock as merger consideration.

●	Greenland Exploration Limited shareholders received an aggregate of 1,500,000 shares of Greenland Energy Company common stock.

●	Pelican Acquisition Corporation shareholders received one share of Greenland Energy Company common stock for each share of Pelican common stock held (after redemptions).

●	The implied enterprise valuation of Greenland Energy Company at closing was approximately $215 million.

Greenland Energy Company common stock commenced trading on the Nasdaq Stock Market under the ticker symbol “GLND” on March 26, 2026. The combined company is led by Larry G. Swets, Jr. as Executive Chairman and Robert Price as Chief Executive Officer.

Operational Developments Following Closing

Following the completion of the Business Combination, Greenland Energy is actively advancing its exploration program in the Jameson Land Basin. The Government of Greenland has approved the mobilization and sealift landing of heavy equipment to the basin, including a D9 bulldozer, trucks, excavators, loaders, generators, and housing units. Upon offloading, this equipment will be deployed to construct a three-mile road to the planned drilling site. Arctic logistics support has been secured with Desagnes Transarktik Inc., drilling services are in place with Halliburton, and IPT Well Solutions has been retained as project manager. A 3,500-meter-capable drilling rig has been mobilized in connection with these preparations, marking a decisive step toward the commencement of drilling in the Jameson Land Basin.